UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2008
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of Ireland Inc. filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2008 (The “Original Report”) is being filed to correct the disclosure regarding the exercise price of the options previously granted to Michael A. Steele from $0.20 per share to $0.05 per share

Except as described above, this Amendment No. 1 does not modify, amend or update the disclosure made in the Original Report.

The filing of this Amendment No. 1 shall not be deemed an admission that the Original Report when made included any untrue statements of material fact or omitted to state a material fact necessary to make a statement not misleading

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Amendment to Option Grants

On October 31, 2008, Ireland Inc.’s (the “Company”) Board of Directors unanimously resolved to extend the term of the options granted to certain of the Company’s officers and directors for an additional 3 years as follows:

Optionee	Office	No. of Options	Exercise Price	Expiry Date
Douglas D.G Birnie	Chief Executive Officer, President, Secretary and Director	2,200,000	$0.05	March 30, 2012
Robert D. McDougal	Chief Financial Officer, Treasurer and Director	500,000	$0.05	March 30, 2012
Michael A. Steele	Director	500,000	$0.05	March 30, 2012

Other than extending the term for which the options granted may be exercised by the respective optionees listed above, no other amendments were made.

Resignation of Director

On November 4, 2008, Lawrence E. Chizmar, Jr. provided the Company with notice of his immediate resignation from the Company’s Board of Directors.  Mr. Chizmar stated that he was resigning due to personal health reasons.  To the knowledge of the Company’s executive officers and remaining directors, there were no disagreements between the Company and Mr. Chizmar relating to the Company’s operations, policies, practices or otherwise

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: November 13, 2008
	By:	/s/ Douglas D.G. Birnie
_________________________________________
	Name:	Douglas D.G. Birnie
	Title:	CEO, President and Secretary